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                                                               EXHIBIT 23.1


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated April 1, 1997 except for Notes C, H and K for which the date is _____________, 1997, on our audit of the financial statements of claimsnet.com inc., and our report dated June 2, 1997, on our audit of the financial statements of Medica Systems, Inc. We also consent to the reference to our firm under the caption "Experts".


                                               /s/ King Griffin & Adamson P.C.
                                               -------------------------------
                                                   KING GRIFFIN & ADAMSON P.C.



Dallas, Texas
September 23, 1997